Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01

PRICING SUPPLEMENT NO. 13 DATED October 8, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                          FLOATING RATE NOTES
                         -------------------

Trade Date:    October 8, 1998            Book Entry:    |X|
Issue Price:   100%                       Certificated:  |_|
Original Issue Date:   October 14, 1998   Principal Amount:    $ 53,000,000
Stated Maturity Date:  October 14, 1999   Net Proceeds:        $ 52,961,840
                                          Specified Currency:  U.S. Dollars

Base    |_| Commercial Paper Rate  |X| LIBOR                 |_| Certificate of
Rate(s):                               Telerate Page 3750          Deposit Rate
        |_| Treasury Rate          |_| Federal Funds Rate    |_| Prime Rate
        |_| CMT Rate               |_| Eleventh District     |_| Other
                                         Cost of Funds Rate

Exchange Rate Agent:    N/A

Minimum Denomination:  $100,000               Maximum Interest Rate:        N/A
Initial Interest Rate: 5.46875%               Minimum Interest Rate:        N/A
Interest Determination Dates: Two Business    Interest Factor Convention:   N/A
                              Days prior to   Index Maturity:      Three months
                              each Interest   Spread (plus or
                              Payment Date      minus):  Plus 12.5 basis points
Interest Reset Dates:  Same as Interest       Spread Multiplier:            N/A
                       Payment Dates          Fixed Rate Commencement
Interest Payment Dates: January 14, April       Date:                       N/A
                        14, July 14 and       Fixed Interest Rate:          N/A
                        October 14, 1999
Agent:   Lehman Brothers Inc.
Calculation Agent:      The Bank of New York

Redemption:                                  Repayment:

 Check box opposite applicable paragraph:    Check box opposite applicable
                                               paragraph:
 |X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid
       maturity.                                   prior to maturity.
 |_| The Notes may be redeemed prior to      |_| The Notes may be repaid prior
       maturity.                                   to maturity.
 Initial Redemption Date:                    Optional Repayment Dates:
 Initial Redemption Percentage:
 Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:       N/A

                         -------------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $586,135,000 aggregate principal amount of secured indebtedness outstanding. As of that date, CHL had $7,565,486,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01

PRICING SUPPLEMENT NO. 14 DATED October 9, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                          FLOATING RATE NOTES
                         -------------------

Trade Date:    October 9, 1998            Book Entry:    |X|
Issue Price:   100%                       Certificated:  |_|
Original Issue Date:   October 15, 1998   Principal Amount:    $ 78,000,000
Stated Maturity Date:  October 15, 1999   Net Proceeds:        $ 77,922,000
                                          Specified Currency:  U.S. Dollars

Base    |_| Commercial Paper Rate  |X| LIBOR                 |_| Certificate of
Rate(s):                               Telerate Page 3750          Deposit Rate
        |_| Treasury Rate          |_| Federal Funds Rate    |_| Prime Rate
        |_| CMT Rate               |_| Eleventh District     |_| Other
                                         Cost of Funds Rate

Exchange Rate Agent:    N/A

Minimum Denomination:  $100,000               Maximum Interest Rate:        N/A
Initial Interest Rate: 5.59766%               Minimum Interest Rate:        N/A
Interest Determination Dates: Two Business    Interest Factor Convention:   N/A
                              Days prior to   Index Maturity:      Three months
                              each Interest   Spread (plus or
                              Payment Date      minus):  Plus 25 basis points
Interest Reset Dates:  Same as Interest       Spread Multiplier:            N/A
                       Payment Dates          Fixed Rate Commencement
Interest Payment Dates: January 15, April       Date:                       N/A
                        15, July 15 and       Fixed Interest Rate:          N/A
                        October 15, 1999
Agent:   Goldman, Sachs & Co.
Calculation Agent:      The Bank of New York

Redemption:                                  Repayment:

 Check box opposite applicable paragraph:    Check box opposite applicable
                                               paragraph:
 |X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid
       maturity.                                   prior to maturity.
 |_| The Notes may be redeemed prior to      |_| The Notes may be repaid prior
       maturity.                                   to maturity.
 Initial Redemption Date:                    Optional Repayment Dates:
 Initial Redemption Percentage:
 Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:       N/A

                         -------------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $586,135,000 aggregate principal amount of secured indebtedness outstanding. As of that date, CHL had $7,565,486,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.